As filed with the Securities and Exchange Commission on January 31, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEMC ELECTRONIC MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1505767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(Address of principal executive offices, including zip code)

MEMC ELECTRONIC MATERIALS, INC.

2001 EQUITY INCENTIVE PLAN

AS RESTATED ON MARCH 2, 2004

(Full title of the Plan)

David L. Fleisher, Esq.

Vice President, General Counsel and Secretary

MEMC Electronic Materials, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Phone: (636) 474-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

LaDawn Naegle, Esq.

Bryan Cave LLP

700 Thirteenth St. NW, Suite 700

Washington, DC 20005

Phone: (202) 508-6046

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	8,000,000 shares	$11.60	$92,800,000	$10,923
			Total	$10,923

(1)	This registration statement also includes such additional shares of common stock as may be issuable pursuant to the anti-dilution provisions of the 2001 Equity Incentive Plan as Restated on March 2, 2004.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sale prices of the common stock, $.01 par value, of the Registrant as reported by the New York Stock Exchange on January 24, 2005.

INTRODUCTION

This Registration Statement on Form S-8 is filed by MEMC Electronic Materials, Inc. (the “Company” or the “Registrant”) relating to 8,000,000 shares of its Common Stock, par value $.01 per share (“Common Stock”), issuable pursuant to the 2001 Equity Incentive Plan as Restated on March 2, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents that the Company has filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this registration statement by reference and made a part hereof (except for the portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K):

1.	Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2003;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

3.	Current Report on Form 8-K dated December 29, 2004 and filed January 5, 2005 (Items 1.01 and 2.04 only); Current Report on Form 8-K dated October 27, 2004 and filed October 29, 2004; Current Report on Form 8-K dated February 11, 2004 and filed February 12, 2004; Current Report on Form 8-K/A filed March 26, 2004, amending Form 8-K dated January 30, 2004 and filed February 17, 2004; Current Report on Form 8-K dated January 30, 2004 and filed February 17, 2004; and

4.	The description of the Company’s Common Stock as contained in the registration statement on Form S-3/A, filed with the Commission on February 2, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (except for the portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation, as amended, contains such a provision.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Registrant’s Restated Certificate of Incorporation, as amended, contains such a provision.

The Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify the director or officer in certain third party proceedings, derivative actions and investigative proceedings by reason of the fact that the director or officer is or was an agent of the Company.

The Registrant has in effect a directors and officers liability insurance policy providing insurance for the directors and officers of the Registrant against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Registrant pays the entire premium of this policy.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3-a of the Registrant’s Form 10-Q for the quarter ended June 30, 1995 (File No. 001-13828)).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on June 2, 2000 (incorporated by reference to Exhibit 3(i)(a) of the Registrant’s Form 10-Q for the quarter ended June 30, 2000 (File No. 001-13828)).

4.3	Certificate of Amendment of Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on July 10, 2002 (incorporated by reference to Exhibit 3-(i)(b) of the Company’s Form 10-Q for the quarter ended September 30, 2002 (File No. 001-13828)).

4.4	Restated By-laws of the Registrant (incorporated by reference to Exhibit 3-(ii) of the Registrant’s Form 10-Q for the quarter ended March 31, 2004 (File No. 001-13828)).

5	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP.

23.3	Consent of KPMG Certified Public Accountants.

24	Power of Attorney (set forth on signature page hereto).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, state of Missouri, on this 26th day of January, 2005.

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ NABEEL GAREEB
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas E. Linnen and David L. Fleisher, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 with respect to the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan as Restated on March 2, 2004, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ NABEEL GAREEB Nabeel Gareeb	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2005
/s/ THOMAS E. LINNEN Thomas E. Linnen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2005
/s/ ROBERT J. BOEHLKE Robert J. Boehlke	Director	January 26, 2005

/s/ JEAN-MARC CHAPUS Jean-Marc Chapus	Director	January 26, 2005

/s/ JOHN DANHAKL John Danhakl	Director	January 26, 2005

/s/ GENE J. FRANTZ Gene J. Frantz	Director	January 26, 2005

/s/ JOHN MARREN John Marren	Chairman of the Board of Directors	January 26, 2005

/s/ C. DOUGLAS MARSH C. Douglas Marsh	Director	January 26, 2005

/s/ WILLIAM E. STEVENS William E. Stevens	Director	January 26, 2005

/s/ JAMES B. WILLIAMS James B. Williams	Director	January 26, 2005

EXHIBITS

5	Opinion of Bryan Cave LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of KPMG Certified Public Accountants.